UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

AMENDMENT No.  3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

SHARING SERVICES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	7372	30-0869786
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

289 Moo 4, Nampong, Nampong

Khon Kaen 40310, Thailand

Country Code: (1) Telephone No.:  (775) 562-0587

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Natthapong Thipjaroey

President

Sharing Services, Inc.

2360 Corporate Circle, Suite 400

Henderson, Nevada 89074

Telephone No.:  (775) 562-0587

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting Company	☒
(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered[3]	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	5,000,000	$0.025	$125,000	$14.53

_____________

(1) No exchange or over-the-counter market exists for Sharing Services, Inc. common stock. The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended, (Estimated for the sole purpose of calculating the registration fee).

(3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions..

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

We are an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 16 .

2

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. SHARING SERVICES, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED ______________________, 2015

PRELIMINARY PROSPECTUS

SHARING SERVICES, INC.

UP TO 5,000,000 SHARES OF COMMON STOCK

We are selling up to 5,000,000 shares of our common stock, par value $0.001 per share. Prior to this offering, no public market has existed for the common stock of Sharing Services, Inc. (the “Company”, we, our). Upon completion of this offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority). There is no assurance that the shares will ever be quoted on the OTCBB. To be quoted on the OTCBB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The offering is being made on a self-underwritten, “best efforts” basis. The shares will be sold on our behalf by our sole officer and director, Natthapong Thipjaroey. He will not receive any commissions or proceeds for selling the shares on our behalf. There is no minimum number of shares required to be purchased by each investor.

All of the shares being registered for sale hereby will be sold at a price per share of $0.025 for the duration of the offering. Assuming all shares being offered are sold, we will receive $125,000 in gross proceeds. There is no minimum amount we are required to raise from this offering and any funds received will be immediately available to us; the funds raised under this offering will not be held in trust or in any escrow or similar account.

3

There is no guarantee that this offering will successfully raise enough funds to initiate our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The shares being offered by this prospectus will be offered for a period not to exceed twelve months from the original effective date of this prospectus.

The Company is an emerging growth company and the company intends to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 12 for a discussion of these exceptions.

The Company is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents (see our prospectus summary on page  6 for a detailed description of a shell company.)

An investment in our common stock involves a high degree of risk. We urge you to read carefully the “Risk Factors” section beginning on page 16, where we describe specific risks associated with an investment in Sharing Services, Inc. and these securities, before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2015.

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TABLE OF CONTENTS

Prospectus Summary	6
Use of Form S-8 Prohibited by Shell Companies	10
Definition of a Shell Company	11
Risks and Uncertainties Facing the Company	11
Risk Factors	11
Being an Emerging Growth Company	12
Emerging Growth Company Exemptions	12
The Offering	14
Use of Proceeds	15
Principal Office, Telephone Number and Internet Address	15
Summary Financial Information	15
Risk Factors	16
Risks Relating To Our Business	16
Risks Associated With Our Financial Condition	18
Risks Related To This Offering	20
Risks Associated With Management And Control Persons	21
Risks Related To The Company’s Market, Strategy And Business Model	23
Use of Proceeds	26
Determination of Offering Price	29
Dilution	30
Plan of Distribution	31
Description of Securities to be Registered	33
Common Stock	33
Preemptive Right	33
Non-cumulative Voting	33
Terms of the Offering	33
Offering Proceeds	34
Preferred Stock	34
Cash Dividends	34
Dividend Policy	34
Anti-Takeover Provisions	34
Stock Transfer Agent	35
Interests of Named Experts and Counsel	35
Description of Business	35
Overview	35
Market Opportunity and Value Proposition	37
Description of Our Business	37
Development Plan	38
Marketing Plan	38
Competition	40
Intellectual Property	42
Regulatory Matters	43
Employees and Employment Agreements	43
Environmental Laws	43
Available Information	43
Reports to Security Holders	43
Legal Proceedings	43
Financial Statements	F-1
Management’s Discussion and Analysis of Financial Condition and Results of Operations	44
Plan of Operations	44
Results of Operations	46
Capital Resources and Liquidity	46
Off-Balance Sheet Arrangements	47
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	48

Directors and Executive Officers	48
Identification of Directors and Executive Officers	48
Conflicts of Interest	49
Executive Compensation	49
Outstanding Equity Awards at Fiscal Year-End	49
Stock Awards Plan	50
Director Compensation	51
Security Ownership of Certain Beneficial Owners and Management	51
Certain Relationships and Related Transactions	52
Disclosure of Commission Position on Indemnification for Securities Act of 1933 Liabilities	52
PART II – Information Not Required in this Prospectus	53
Other Expenses of Issuance and Distribution	53
Indemnification of Directors and Officers	53
Recent Sales of Unregistered Securities	54
Exhibits and Financial Statement Schedules	55
Undertakings	56
Signatures	58

5

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. Before investing in our common stock you should read the entire prospectus carefully, including the sections entitled "Risk Factors" on page 16 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page  44 and our consolidated financial statements on page F-1 and related notes included elsewhere in this prospectus.

OUR COMPANY

Sharing Services, Inc. ("we", "Sharing Services", the "Company") was incorporated in the State of Nevada as a for-profit Company on April 24, 2015 and established April 30 as its fiscal year end. We are a development-stage company that intends to market and sell our planned taxi sharing service via our to-be-developed website. At this time we have not yet decided on a domain name for our taxi sharing service website. Our corporate website will be located at http://www.sharingservicesinc.com.

Since becoming incorporated, Sharing Services, Inc. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its shareholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company's shareholders have plans or intentions to be acquired. Sharing Services, Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, as amended,, since it has a specific business plan or purpose.

We plan on developing mobile and desktop software applications so we can provide services to our end user customers enabling them to share the cost of a taxi. Our initial software applications will be for mobile devices (Android and iOS) and our initial target market will be end users who are at an airport and intend on going into the main city center serviced by that airport with a primary focus on travelers that arrive at an airport and need to get to their hotel and then return from that same destination hotel back to that same airport.

Initially, our mobile software applications will focus on providing a simple and efficient way for our end users to (1) enter their destination, (2) enter their departure time – in 15 minutes, in 30 minutes or now, (3) view the profile of and chat with potential ride share candidates to discuss a meeting place and rules of fare sharing – such as 50/50 equal sharing or 40/60 first out of the taxi sharing, and (4) to confirm and book the taxi share.

Subsequent updates to our mobile software applications will be focused on adding feature enhancements while always improving the ease of use of our software applications as we believe this is key to end user adoption of our services. Intended feature enhancements include: (A) manually scheduling a taxi share while arranging travel plans; (B) connecting our software applications with third-party travel websites to allow our end users to schedule a taxi share based upon their travel itinerary; and (C) easily scheduling a return-to-airport-of-origin taxi share.

6

We plan on generating revenue through a booking confirmation fee that will be based upon the number of taxi shares and would expire at the end of one year from the date of activation. Our planned taxi share packages and the expected costs would be:

PLANNED TAXI SHARE PACKAGES	Single Share	10-Share Pack	25-Share Pack

PLANNED PRICE PER PACKAGE	$1.99	$14.99	$24.99

As of the date of this prospectus, we have not yet developed our software applications, systems and services. Furthermore, we have no end users, we have not yet contacted any possible software and website developers and we have not yet implemented our business model and we have generated no revenues. Neither the Company's management nor any affiliates of the Company or its management have previously been involved in the management or ownership of a development stage company.

Sharing Services believes that the sale of at least 25% of the offered shares herein would allow us to maintain our reporting status with the U.S. Securities and Exchange Commission and implement our Plan of Operations. We expect to start generating revenues only after the successful implementation of our Plan of Operations.

We intend to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but it would most likely not be possible. The Company will retain all the proceeds from this offering, regardless of the amount.

The tables below show our estimated use of funds of our Plan of Operations in the 25%, 50%, 75% and 100% sales scenarios (for more information, see our Plan of Operations on page 48):

25% of shares sold:

GROSS PROCEEDS FROM THIS OFFERING	$31,250
EXPENSES RELATED TO THIS OFFERING	$7,770
EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER THE EFFECTIVE DATE OF THIS OFFERING	$15,900
NET PROCEEDS FROM THIS OFFERING	$7,580
HIRE THIRD-PARTY WEB DEVELOPERS TO DEVELOP OUR WEBSITES	$1,000
HIRE THIRD PARTY SOFTWARE DEVELOPERS TO DEVELOP OUR SOFTWARE APPLICATIONS	$4,280
HIRE THIRD-PARTIES TO PERFORM QUALITY ASSURANCE TESTING AND PROVIDE SUPPORT SERVICES	$0
INTERNET MARKETING	$0
INTERNET	$1,800
TELEPHONE AND MISCELLANEOUS OFFICE EXPENSES	$500

7

50% of shares sold:

GROSS PROCEEDS FROM THIS OFFERING	$62,050
EXPENSES RELATED TO THIS OFFERING	$7,770
EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER THE EFFECTIVE DATE OF THIS OFFERING	$15,900
NET PROCEEDS FROM THIS OFFERING	$38,380
HIRE THIRD-PARTY WEB DEVELOPERS TO DEVELOP OUR WEBSITES	$6,000
HIRE THIRD PARTY SOFTWARE DEVELOPERS TO DEVELOP OUR SOFTWARE APPLICATIONS	$25,530
HIRE THIRD-PARTIES TO PERFORM QUALITY ASSURANCE TESTING AND PROVIDE SUPPORT SERVICES	$5,000
INTERNET MARKETING	$0
INTERNET	$1,800
TELEPHONE AND MISCELLANEOUS OFFICE EXPENSES	$500

75% of shares sold:

GROSS PROCEEDS FROM THIS OFFERING	$93,750
EXPENSES RELATED TO THIS OFFERING	$7,770
EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER THE EFFECTIVE DATE OF THIS OFFERING	$15,900
NET PROCEEDS FROM THIS OFFERING	$70,080
HIRE THIRD-PARTY WEB DEVELOPERS TO DEVELOP OUR WEBSITES	$12,000
HIRE THIRD PARTY SOFTWARE DEVELOPERS TO DEVELOP OUR SOFTWARE APPLICATIONS	$33,780
HIRE THIRD-PARTIES TO PERFORM QUALITY ASSURANCE TESTING AND PROVIDE SUPPORT SERVICES	$10,000
INTERNET MARKETING	$12,000
INTERNET	$1,800
TELEPHONE AND MISCELLANEOUS OFFICE EXPENSES	$500

8

100% of shares sold:

GROSS PROCEEDS FROM THIS OFFERING	$125,000
EXPENSES RELATED TO THIS OFFERING	$7,770
EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER THE EFFECTIVE DATE OF THIS OFFERING	$15,900
NET PROCEEDS FROM THIS OFFERING	$101,330
HIRE THIRD-PARTY WEB DEVELOPERS TO DEVELOP OUR WEBSITES	$18,000
HIRE THIRD PARTY SOFTWARE DEVELOPERS TO DEVELOP OUR SOFTWARE APPLICATIONS	$42,030
HIRE THIRD-PARTIES TO PERFORM QUALITY ASSURANCE TESTING AND PROVIDE SUPPORT SERVICES	$15,000
INTERNET MARKETING	$24,000
INTERNET	$1,800
TELEPHONE AND MISCELLANEOUS OFFICE EXPENSES	$500

We intend to use part of the proceeds to keep our status current with the U.S. Securities and Exchange Commission. Sharing Services will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date of this offering.

Our Plan of Operations is estimated based on the net proceeds from this offering (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $7,770 and less expenses to maintain our report status for 12 months after the effective date of this offering, estimated at a fixed cost of $15,900). For more details; see our Use of Proceeds table on page 26.

Regardless of the amount raised through this offering, if the Company does not have sufficient funds available our sole officer and director has committed, if he has sufficient personal funds available, to advance the Company up to $20,000 over the next twelve months, as and when required, to cover costs to maintain our reporting status with the U.S. Securities and Exchange Commission. There is no legally binding contract or agreement in place with Mr. Thipjaroey, as such funds expressed in and received from this discretionary oral commitment with our sole officer and director would be in the form of a non-secured loan with no interest and no fixed repayment date. Pursuant to Item 601(b)(10) of Regulation S-K the Company is providing a summary of this oral material agreement:

-	Type: oral, discretionary, non-binding, non-secured, interest free, no fixed repayment schedule and on a best-efforts basis;

-	Term: over the next twelve months, from the filing of this registration statement, as amended;

-	Repayment: no repayment terms, non-secured, interest free, no fixed repayment schedule;

-	Maximum amount of funds available: $20,000; and

-	Minimum amount of funds available: Nil, based upon our sole officer and director's available personal funds.

If we are unable to raise enough funds through this offering, the Company will have to try and seek other forms of additional capital through a combination of debt and/or equity financing.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third party company. Failure to raise sufficient funds will require the Company to cease operations.

9

Due to the nature of our business services, we believe that we can offer our services internationally, however we intend to target the following markets initially: the United States; Canada; and Western Europe.

Our sole officer and director resides in Thailand and as such does not intend to travel to negotiate with individuals and companies in respect of developing and marketing our services. These communications will be dealt with via email, telephone and via the Internet, using services such as Skype. After we are able to successfully implement our Plan of Operations and start generating sufficient revenues, we intend to hire an American president to run our day-to-day operations from the United States, but as our founding officer Mr. Thipjaroey will remain as the company's Chief Executive Officer.

Our executive offices are located at our president's principal residence, which is located at 289 Moo 4, Nampong, Nampong, Khon Kaen 40310, Thailand, our telephone number is (775) 562-0587. The Company does not own or rent any property.

Sharing Services had raised $10,000 through the sale of its common stock to our sole officer and director as of April 30, 2015, the end of the most recent fiscal year. The Company has $7,773 of cash on hand in the corporate trust account and liabilities of $nil.

The Company's sole officer and director, Mr. Thipjaroey, owns 100% of the outstanding shares and will own 66.7% after this offering is completed, if all the offered shares are sold.

The Company intends to sell shares in Thailand and the United States. The Company has not identified the specific states in the U.S. in which it will sell shares. However, the Company will comply with all U.S. securities laws in those states in the U.S. in which it sells shares.

Sharing Services is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

There will be illiquidity of any future trading market until the Company is no longer considered a shell company. Future investors will have limited ability to resell their shares through registering their transactions under the Securities Act of 1933, as amended,, due to the fact that they would have to meet the conditions of section 4(1) of the Securities Act of 1933, as amended, and restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

Use of Form S-8 Prohibited by Shell Companies

The U.S. Securities and Exchange Commission prohibits reporting shell companies from using Form S-8, the form public companies use to register securities in connection with employee benefit plans under the Securities Act of 1933, as amended,, until sixty days after such companies cease to be shell companies and file required information.

Additionally, the U.S. Securities and Exchange Commission requires reporting shell companies (other than foreign private issuers, which the Company is not) to report on Form 8-K when they cease to be shell companies and to include in that report the information that would otherwise be required in a registration statement to register a class of securities under Section 12 of the Securities Exchange Act of 1934, as amended.

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Definition of a Shell Company

A public shell company is a non-operating public company, which means a company registered, and filing periodic reports under, the Securities Exchange Act of 1934, as amended. Typically, shell companies are listed on the Nasdaq Small Cap Market, the Nasdaq Bulletin Board or the Pink Sheets. Shell companies can exist in three possible forms:

1.	A start-up company that has never achieved significant revenues and normally these companies have a rather short business history and have never acquired or managed substantial assets.

2.

A former operating company that went out of business or sold all of its operations but the company's Securities Exchange Act of 1934, as amended, registration is still active. Normally, these companies have a long business history and have owned substantial assets at some point in their history.

3.

A company that was specifically formed and registered for the purpose of being sold in a reverse shell merger (also referred to as "Blank Check Company"). These companies have normally no business history and have never acquired any assets.

Risks and Uncertainties Facing the Company

The Company has a limited operating history and may experience losses in the near term. We are dependent on sales of our equity securities to meet our cash requirements for the future proposed expansion of our business operations. As of April 30, 2015, we had $7,773 cash on hand and liabilities of $nil. Management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business. One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and increase operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it anticipates from its end user customers. Third, in order to expand, the Company will need to continue implementing effective sales and marketing strategies to reach and forge new business relationships. The Company has devised its initial sales, marketing and advertising strategies; however, the Company will need continued refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Moreover, the above assumes that the Company's services are consistently met with end user customer satisfaction in the marketplace and exhibit steady success amongst the potential end user customer base, neither of which is reasonably predictable or guaranteed.

Risk Factors

An investment in the shares of our common stock involves a high degree of risk and may not be an appropriate investment for persons who cannot afford to lose their entire investment. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 16 of this prospectus.

11

Being an Emerging Growth Company

Sharing Services, Inc. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the Company.

The Company is an emerging growth company and the company intends to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

-	The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

-	The last day of the fiscal year following the fifth anniversary of its initial public offering date;

-	The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

-	The date on which it is deemed to be a "large accelerated filer", as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor for that matter.

Emerging Growth Company Exemptions

An emerging growth company could be capable of taking advantage of several exceptions, such as:

-

Say-On-Pay. Section 14A(e) of the Securities Exchange Act of 1934 has been amended to exempt emerging growth companies from the "say-on-pay", "say-on-pay frequency" and "say-on-golden parachute" requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Securities Exchange Act of 1934, as amended.

-

Pay-versus-Performance. Section 14(i) of the Securities Exchange Act of 1934 has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The U.S. Securities and Exchange Commission has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

12

-

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

-

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

-

Financial Statement Requirements. Section 7 of the Securities Act of 1933, as amended, has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the U.S. Securities and Exchange Commission by an emerging growth company. Similarly, an emerging growth company need only present its Management's Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an "issuer," as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a non-public company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Securities Exchange Act of 1934, as amended.

-

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer's registered public accounting firm. Currently, this requirement is only applicable to "accelerated filers" and "large accelerated filers" as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

-

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor's report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the U.S. Securities and Exchange Commission determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The exemptions listed above could be available to the Company and the Company intends to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934, as amended.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country. However, the Company intends to primarily sell shares in Thailand and the United States.

13

The Offering

This prospectus covers the offering of 5,000,000 shares of the Company's common stock. The offering price is $0.025 per share. For a complete description of the terms and conditions of our common stock please refer to the section in this prospectus entitled Description of Securities to be Registered on page 33.

Officers, directors or significant investors own none of the shares being offered. Our sole officer and director presently owns 10,000,000 shares of common stock of the Company, which is100% of the outstanding shares of the Company. None of these shares owned by our sole officer and director is being offered for sale herein.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

This is our initial public offering and no public market currently exists for shares of the Company's common stock. We can offer no assurance that an active trading market will ever develop for our common stock. The Company's sole officer and director will sell the common stock upon effectiveness of this registration statement.

Shares of Common Stock, par value $0.001, being offered by the Company	5,000,000 shares
Offering Price, by the Company, per Share of Common Stock	A price, if and when the Company sells the shares of common stock, is set at $0.025 per share.
Common Stock Outstanding Before this Offering	10,000,000 common shares are currently issued and outstanding.
Common Stock Outstanding After this Offering	15,000,000 common shares will be issued and outstanding after this Offering is completed, if all shares offered for sale in this Offering are sold.
Minimum Number of Shares of Common Stock to be Sold in this Offering	None.
Market for the Company's Common Stock

There is no public market for the Company's common shares. The price per share is $0.025. Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over-the-Counter Bulletin Board ("OTCBB"). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of Proceeds

We estimate that the net proceeds from the sale of shares of our common stock that we are selling in this offering will be approximately $125,000. This net proceeds amount of $125,000 assumes we are successful in selling all of the shares that we are offering. We expect to use the net proceeds that we receive from this offering for (i) expenses related to this offering; estimated at $7,770 (ii) maintain our annual report status, estimated at $15,900 (iii) develop our websites, estimated at $18,000, (iv) develop our software applications, estimated at $42,030; (v) perform quality assurance testing and provide support services to our end users, estimated at $15,000; (vi) Internet marketing, estimated at $24,000; and (vii) administrative expenses, estimated at $2,300.

Termination of this Offering

The offering will conclude at the earlier of the sale of all of the shares of our common stock that we are selling in this offering or twelve months from the original effective date of this prospectus.

Terms of the Offering	The Company's sole office and director will sell the common stock upon effectiveness of this registration statement.

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Use of Proceeds

We expect to use the proceeds that we receive from the sale of securities offered hereby to cover the costs associated with this offering estimated at $7,770 and for the initial funding of our business development and for general working capital purposes. See the section herein entitled Use of Proceeds on page  26 for more information. As of the date of this prospectus, we have generated no revenues from our business operations.

Regardless of the amount raised through this offering, if the Company does not have sufficient funds available our sole officer and director has committed, if he has sufficient personal funds available, to advance the Company up to $20,000 over the next twelve months, as and when required, to cover costs to maintain our reporting status with the U.S. Securities and Exchange Commission. There is no legally binding contract or agreement in place with Mr. Thipjaroey, as such funds expressed in and received from this discretionary oral commitment with our sole officer and director would be in the form of a non-secured loan with no interest and no fixed repayment date. Pursuant to Item 601(b)(10) of Regulation S-K the Company is providing a summary of this oral material agreement:

-	Type: oral, discretionary, non-binding, non-secured, interest free, no fixed repayment schedule and on a best-efforts basis;

-	Term: over the next twelve months, from the filing of this registration statement, as amended;

-	Repayment: no repayment terms, non-secured, interest free, no fixed repayment schedule;

-	Maximum amount of funds available: $20,000; and

-	Minimum amount of funds available: Nil, based upon our sole officer and director's available personal funds.

Principal Office, Telephone Number and Internet Address

Our business office is located at 289 Moo 4, Nampong, Nampong, Khon Kaen 40310, Thailand, and our telephone number is (775) 562-0587. At this time we have not yet decided on a domain name for our taxi sharing service website. Our corporate website will be located at http://www.sharingservicesinc.com.

Our business operations are primarily conducted via the Internet. We will be hiring third-parties for developing our websites and software applications, providing quality assurance testing and support services, and for Internet marketing. All of these third-parties will operate from their own remote locations, whether in India, Romania or elsewhere (key outsourcing destinations) and therefore our sole officer and director does not require additional space, other than as provided at his residence, to implement our plan of operations and begin delivering our taxi sharing services to potential end user customers. When required, the Company intends to move our operations from our sole officer and director's residence to a business location.

Summary Financial Information

The Company has authorized 200,000,000 common shares with a par value of $0.001 per share and the Company's capitalization is 10,000,000 common shares. No preferred shares have been authorized or issued. As of April 30, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation. On April 24, 2015, the Company issued 10,000,000 common shares at $0.001 per share to the sole officer and director of the Company for cash proceeds of $10,000.

The following summary financial information for the period stated summarizes certain information from our financial statements, which are included elsewhere in this prospectus. You should read this information in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations on page  48 and our financial statements on page F-1 and the related notes.

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As shown in these financial statements accompanying this prospectus, the Company has had no revenues to date and has incurred only losses, totaling $2,138, since its inception. As of April 30, 2015, the Company had cash on hand of $7,773 and liabilities of $nil. As of April 30, 2015, the Company has received $10,000 from the sale of shares of common stock to our sole officer and director. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of its common stock as the sole source of funds for future operations of the Company.

Balance Sheet Data	As of April 30, 2015
Total Assets:		$7,862
Total Liabilities:	$	nil
Shareholder's Equity		$7,862

You should rely only upon the information contained in this prospectus. The Company has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before making a decision to invest in our common stock. Our business, operating results, financial condition or prospects could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, operating results, financial performance or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus before making a decision to invest in our common stock.

Risks Relating To Our Business

We Are A Development Stage Company And Have A Limited History Of Operations, Making An Evaluation Of Us Extremely Difficult. At This Stage, Even With Our Good Faith Efforts, There Is Nothing On Which To Base An Assumption That We Will Become Profitable Or Generate Any Significant Amount Of Revenues

We have only a limited operating history on which you can evaluate our business, financial condition and operating results. We have not yet recognized revenues from our operations, and since our inception we have incurred significant operating losses and negative cash flows. We have been focused on organizational, start-up activities and business plan development since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our operating results and financial condition.

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We Are An "Emerging Growth Company" Under The JOBS Act, And We Cannot Be Certain If The Reduced Disclosure Requirements Applicable To Emerging Growth Companies Will Make Our Common Stock Less Attractive To Investors

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

We May Be Unable To Comply With Disclosure Controls And Procedures Necessary To Make Required Public Filings

We currently have no full-time employees other than our sole officer and director, although we intend to add personnel following this offering. Given our limited resources, we may be unable to maintain effective controls to insure that we are able to make all required public filings in a timely manner. If we are successful in having our common stock listed on a stock exchange or quotation service, and if we do not make all public filings in a timely manner, our shares of common stock may be delisted and we could also be subject to regulatory action and/or lawsuits by stockholders.

Reporting Requirements Under The Exchange Act Of 1934 And Compliance With The Sarbanes-Oxley Act Of 2002, Including Establishing And Maintaining Acceptable Internal Controls Over Financial Reporting, Are Costly And May Increase Substantially

The rules and regulations of the U.S. Securities and Exchange Commission require a public company to prepare and file periodic reports under the Securities Exchange Act of 1934, as amended, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act of 2002 and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $15,900 per year. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which would materially impact our overall business and result in loss of investor confidence. If the Company is unable to maintain its status as a reporting company it would materially impact the ability of the Company to raise funds and would likely result in a complete loss of any investment made into the Company.

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As A Section 15(D) Filer, We Will Not Be A Fully Reporting Company

We will not be subject to the proxy rules under Section 14 of the Securities Exchange Act of 1934, as amended, the prohibition of short-swing profits under Section 16 of the Securities Exchange Act of 1934, as amended, the third-party tender offer rules, and the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Securities Exchange Act of 1934, as amended. If we have less than 300 shareholders following the fiscal year in which our registration statement becomes effective, our periodic reporting obligations under Section 13(a) will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934, as amended.

Risks Associated With Our Financial Condition

Our Auditors Have Issued A Going Concern Opinion And Although Our Sole Officer Has Agreed To Loan Money To Us, We May Not Be Able To Achieve Our Objectives Since We Do Not Have Adequate Capital And May Have To Suspend Or Cease Our Operations

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Despite the fact our sole officer is willing to commit to loan or advance capital to us, his resources are limited. With his assistance, absent of any other source of capital, we could manage to maintain our reporting status with the U.S. Securities and Exchange Commission. If we do not raise additional capital through the issuance of common shares, we believe we will be unable to proceed with our Plan of Operations. In the event we are unable to raise additional capital we may have to cease operations and go out of business.

Since The Company Anticipates Operating Expenses Will Increase Prior To Earning Revenue, We May Never Achieve Profitability

The company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the company will have costs related to (i) this offering, (ii) maintaining our reporting status with the U.S. Securities and Exchange Commission, (iii) hiring third-party services for developing our websites and software applications, (v) hiring third-party services for quality assurance testing and support services, (vi) Internet marketing, and (vii) administrative expenses.

There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

If We Don't Raise Enough Capital To Run Our Business, We Will Have To Delay The Accomplishment Of Our Business Activities Or Go Out Of Business, Which Will Result In The Loss Of Your Entire Investment

There is no assurance that can be given that the Company should gain access to capital markets or obtain acceptable financing to continue operations for the next twelve months. If we are not successful in securing additional financing to sustain operations it may have an adverse effect upon the results of our operations and upon our financial condition. You may be investing in a company that may not have the funds necessary to conduct any business due to our inability to raise additional capital. If that occurs we will have to delay or cease our business activities and go out of business, which will result in the loss of your entire investment.

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If Less Than 75% Of The Shares Offered In This Registration Statement Are Sold, We Will Need Further Investments In Order To Develop Our Business

We believe we will need proceeds from the sale of at least 75 % of the shares offered in order to implement our plan of operation sufficiently to attract paying end user customers and to file reports with the U.S. Securities and Exchange Commission. If less than 75% but more than 50% of the shares offered in this registration statement are sold, we will most likely need further funding but may be able to sufficiently develop our business to attract potential non-paying and even potential paying end user customers.

Regardless of the amount raised through this offering, if the Company does not have sufficient funds available our sole officer and director has committed, if he has sufficient personal funds available, to advance the Company up to $20,000 over the next twelve months, as and when required, to cover costs to maintain our reporting status with the U.S. Securities and Exchange Commission. There is no legally binding contract or agreement in place with Mr. Thipjaroey, as such funds expressed in and received from this discretionary oral commitment with our sole officer and director would be in the form of a non-secured loan with no interest and no fixed repayment date. Pursuant to Item 601(b)(10) of Regulation S-K the Company is providing a summary of this oral material agreement:

-	Type: oral, discretionary, non-binding, non-secured, interest free, no fixed repayment schedule and on a best-efforts basis;

-	Term: over the next twelve months, from the filing of this registration statement, as amended;

-	Repayment: no repayment terms, non-secured, interest free, no fixed repayment schedule;

-	Maximum amount of funds available: $20,000; and

-	Minimum amount of funds available: Nil, based upon our sole officer and director's available personal funds.

With our current resources, excluding any funding made available to the Company by our sole officer and director to maintain our reporting status with the U.S. Securities and Exchange Commission, which is estimated at $15,900 over the next twelve months, we are unable to implement our plan of operation. We estimate that we will require a minimum of $62,500 to implement our plan of operations, which is an average monthly expense of approximately $5,200.

There are no guarantees that we will be able to sell enough shares or if we will find other source of funding for our operations. Investors are at risk of losing all their investment.

There Is No History Upon Which To Base Any Assumption As To The Likelihood That The Company Will Prove Successful. We Cannot Provide Investors With Any Assurance That Our Product Will Attract End User Customers; Generate Any Operating Revenue Or Ever Achieve Profitable Operations. If We Are Unable To Address These Costs, There Is A High Probability That Our Business Can Fail, Which Will Result In The Loss Of Your Entire Investment

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

To fully implement our business plan, we will require substantial additional funding following this offering. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders will lose part or all of their investment.

Because We Do Not Have An Escrow Account Or Trust Account For Our Investor's Subscriptions, If We File For Bankruptcy Protection Or Are Forced Into Bankruptcy Protection, Investors Will Lose Their Entire Investment

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

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Risks Related To This Offering

Investing In The Company Is A Highly Speculative Investment And Could Result In The Loss Of Your Entire Investment

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company's shareholders may be unable to realize a return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, accountant, financial and/or investment advisor(s).

The Company's Management Could Issue Additional Shares, Since The Company Has 200,000,000 Authorized Shares, Dilluting The Current Share Holders' Equity

The Company has 200,000,000 authorized shares, of which only 10,000,000 are currently issued and outstanding and only 15,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount of or your entire investment.

Without A Public Market There Is No Liquidity For Our Shares And Our Shareholders May Never Be Able To Sell Their Shares Which Would Result In A Loss Of Their Entire Investment

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized marketplace unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the Over-the-Counter Bulletin Board ("OTCBB") whereby:

-	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to National Association of Security Dealers' personnel, and

-	We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the U.S. Securities and Exchange Commission.

From the filing date of this prospectus, we estimate that it could take us between twelve to eighteen weeks to be approved for a quotation on the OTCBB. However, we cannot be assured we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for our shares and those owned by our shareholders.

Because The Securities And Exchange Commission Imposes Additional Sales Practice Requirements On Brokers Who Deal In Shares That Are Penny Stocks, Some Brokers May Be Unwilling To Trade Them. This Means That You May Have Difficulty Reselling Your Shares And This May Cause The Price Of The Shares To Decline

Should our shares become quoted on the Over-the-Counter Bulletin Board, they would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD Sales Practice Requirements May Limit A Stockholder's Ability To Buy And Sell Our Stock

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

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We Have Not Paid, And Do Not Intend To Pay Cash Dividends In The Foreseeable Future

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

Because Our Sole Officer And Director, Mr. Thipjaroey Owns 100% Of Our Outstanding Common Stock, Investors May Find That Corporate Decisions Influenced By Him Are Inconsistent With The Best Interest Of Other Shareholders

Natthapong Thipjaroey, our sole officer and director, owns 100% of the outstanding shares and will own 66.7% after this offering is completed, if we are successful in selling all of the shares that we are offering. Mr. Thipjaroey will own a greater percentage of the outstanding shares if we sell less than all of the shares that we are offering. For example, if we sell 25% of the offered shares Mr. Thipjaroey will own 88.9% of the outstanding shares after this offering is completed. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Thipjaroey may be different from the interests of other shareholders.

Because Our Company Is A Shell Company There Are Restrictions Imposed Upon The Transferability Of Unregistered Shares And You Will Not Be Able To Resell Your Shares In Certain Circumstances

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, as amended, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implication of us being a shell company are enhanced reporting requirements imposed on shell companies and that we cannot file registration statements under Section 5 of the Securities Act of 1933, as amended, using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act of 1933, as amended, may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act of 1933, as amended, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the U.S. Securities and Exchange Commission reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company. Being a shell company will also negatively impact on our ability to attract additional capital through subsequent unregistered offerings.

Risks Associated With Management And Control Persons

Mr. Thipjaroey, Our Sole Officer And Director, Has Other Outside Business Activities And May Not Be In A Position To Devote A Majority Of His Time To Our Business Activity, Which May Result In Periodic Interruptions And Business Failings

Mr. Thipjaroey, our sole officer and director, is currently devoting about 15 hours per week to our business. Nevertheless, as a consequence of the limited devotion of time to the affairs of the Company expected from him, our business may suffer. Additionally, we do not have any full or part-time employees. If the demands of our business require full time involvement of Mr. Thipjaroey, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If Mr. Thipjaroey is unable to devote a sufficient amount of time to manage our operations, our business will fail.

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Mr. Thipjaroey, Our Sole Officer And Director, Is Currently A Non-Resident Of The United States

Mr. Thipjaroey, our sole officer and director, is not an American citizen. He currently lives in the city of Nampong, province of Nampong, Thailand and has other outside business activities in his home country. He is currently devoting about 15 hours per week to the Company's affairs.

Mr. Thipjaroey intends to adjust his timetable to devote more time to the Company's business, but he may not be able to do so. If his personal presence in the United States is required, there are numerous factors to be considered, such as: availability of time, geographical, financial, personal matters, a valid passport and visa, etc. Therefore, it may be difficult for Mr. Thipjaroey to be available at the necessary time. This may lead to delays, uncomfortable situations and lack of investors' trust in our sole officer and director. Such matters could have a significant negative effect on the success of our business.

Since Our Sole Officer And Director Resides In The City Of Nampong, Province Of Nampong, Thailand, Shareholders May Have Difficulties Enforcing Their Legal Rights Under United States Securities Laws

Even though we are a Nevada corporation, our sole officer and director resides is in the city of Nampong, province of Nampong, Thailand. His ability to travel to the United States depends on certain factors, such as: availability of time, geographical, financial, personal matters, a valid passport and visa, etc. Although it may be difficult to obtain in person jurisdiction, our sole officer and director is still subject to his obligations as an officer and director of a Nevada corporation and the federal securities laws applicable to officers and directors of U.S. entities.

However, there will be no assurance that our sole officer and director would be able to attend any event in person in a timely matter or at all. Therefore, an investor may not be able to affect service of process on our sole officer and director in the U.S., or a judgment(s) under the federal securities laws against our sole officer and director. Further, courts in Thailand may not recognize or enforce U.S. judgments.

Because Our Sole Officer And Director Does Not Have Technical Training Or Experience With Starting And Operating An Internet Software Company Nor With Managing A Public Company, Maybe We Will Have To Hire Qualified Personnel To Fulfill These Functions. If We Lack Funds To Retain Such Personnel, Or Cannot Locate Qualified Personnel, We May Have To Suspend Or Cease Development And/Or Marketing Activities Or Cease Operations Entirely, Which Will Result In The Loss Of Your Entire Investment

Our sole officer and director has recently graduated with a degree in Education and Engineering and has considerable experience with the Internet and mobile software applications. However, he does not have experience starting and operating an Internet software company nor in financing and managing companies. As a result his decisions and choices may not have the experience or expertise necessary to make informed decisions. Consequently our ultimate financial success could suffer irreparable harm due to lack of experience. Additionally, our sole officer and director has no direct training or experience in managing and fulfilling the regulatory reporting obligations of a U.S. public company. We will have to hire professionals to undertake these filing requirements for the Company and this will increase the overall cost of operations. As a result we may have to suspend or cease operations, which will result in the loss of your entire investment.

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Risks Related To The Company's Market, Strategy And Business Model

We Have Not Yet Developed Our Services, There Is No Guarantees That We'll Be Able To Develop Our Services

The development of our business is dependent on the successful development of our websites and software applications and our capability to attract paying end users. In order to develop our websites and software applications, we would need to raise enough funds, and even if we have the required funds, there is no guarantee that we'd be able to successfully develop our websites and software applications. If we cannot develop our websites and software applications and/or attract paying end users, our business will fail.

Because We Have Not Started Our Business, We Do Not Know If Our Services Will Be Accepted

The success of our business depends on public acceptance. We do not know if our services will be accepted by consumers. If we cannot attract paying end users, our business will fail.

We Have Limited Resources For Marketing Of Our Services And We May Not Be Able To Attract Sufficient Paying End Users To Make Our Business Sustainable

We have limited resources for marketing of our services. Our future sales will depend in large part on our ability to attract sufficient paying end users to make our business profitable and sustainable. Also, we may not be able to attract and retain personnel or be able to build an efficient and effective Internet marketing force, which could negatively impact sales of our services, and reduce our revenues and profitability.

The Company's Ability To Implement Its Business And Marketing Strategy

The implementation of the Company's business and marketing strategy will depend on a number of factors. These include our ability to (i) find and hire reliable and sufficiently skilled third-party developers for our websites and software applications, (ii) find and hire reliable and sufficiently skilled third-party quality assurance testers and support personnel, (iii) find and hire reliable and sufficiently skilled third-party Internet marketing personnel, (iv) make our services known and establish a trusted brand to our potential end user customers, (v) establish a significant paying end user customer base, (vi) obtain adequate financing on favorable terms in order to fund our business, (vii) maintain appropriate procedures, policies and systems; (viii) hire, train and retain skilled employees, and (ix) operate successfully and profitably within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on our business, financial condition and the results of our operations.

We May Be Unable To Gain Any Significant Market Acceptance For Our Services Or Establish A Significant Market Presence

The Company's growth strategy is substantially dependent upon its ability to market its services successfully to prospective paying end user customers. However, its services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's services to achieve or sustain market acceptance could have a material adverse effect on our business, financial condition and the results of our operations.

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Our Operating Results May Prove Unpredictable

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: the level of commercial acceptance by the public of our services; fluctuations in the demand for our services; the amount and timing of operating costs and capital expenditures relating to the operation of and/or expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and the results of operations.

Because We Are Small And Do Not Have Sufficient Capital At This Time, Our Internet Marketing Campaign May Not Be Enough To Attract Sufficient Paying End User Customers To Operate Profitably. If We Do Not Make A Profit, We May Have To Suspend Or Cease Operations

Due to the fact that we are small and do not have sufficient capital at this time, we must limit our marketing activities and may not be able to make our services known to potential paying end user customers. Because we will be limiting our marketing activities, we may not be able to attract enough paying end user customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Due To Our Dependence On Computer And Telecommunications Infrastructure And Computer Software, Any Systems Disruptions Or Operating Malfunctions Would Affect Our Costs Of Doing Business And Could Cause Our Business To Fail

We will market our taxi sharing service through our website and the Internet. We will rely upon the Internet to contact and solicit orders from prospective end user consumers, and to distribute and receive payment for our taxi sharing services. Our success will be depend in part on computer systems that interconnect our software systems with those of travel services, and e-commerce connections that allow us to collect revenues for the services we provide. Operating malfunctions in the software systems of travel services, e-commerce connections and other parties would have an adverse affect on our operations.

Customer Complaints Or Negative Publicity About Our Customer Service Could Diminish Use Of Our Services

Customer complaints or negative publicity about our customer service could severely diminish consumer confidence in and use of our taxi sharing services. Measures we will be taking to combat risks of fraud and breaches of privacy and security could damage relations with our end user consumers. These measures will heighten the need for prompt and accurate customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could significantly impact our profitability. Failure to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer and we may lose our end user consumers' confidence.

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We Are Dependant On Third-Party Providers For Certain Services And May Not Be Able To Continue Operations If There Is A Disruption In The Supply Of Such Services

Initially, and for the foreseeable future, we will depend upon third-party independent contractors to design, develop and supply our websites, software applications, quality assurance testing and support. Further, we plan on retaining independent contractors to provide other essential services to the Company. Such third-party suppliers and contractors have no fiduciary duty to the shareholders of our Company and may not perform as expected. Inasmuch as the capacity for certain services by certain third-parties may be limited, the inability of those third-parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

Our Business Strategy Anticipates International Sales Where There Is Significant Risk And We May Fail To Meet Sales Levels Required In Order To Remain In Business

We anticipate that revenue from the sale of our taxi sharing services will be derived from customers located primarily in the U.S. and Canada. However, since taxis are used throughout the world we anticipate that international sales may account for a portion of our revenues. There can be no assurance that we will be able to manage any international operations effectively or that our activities will enable us to compete successfully in international markets or to satisfy the product, service and support requirements of end user consumers in international markets. There can be no assurance that any of these factors will not have a material adverse effect on our business, financial condition, and results of operations.

We may sell our services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose us to risks in this regard. Our results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor our exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on our results of operations, or financial condition.

Our Competitors May Infringe On Our Customer Base And Have An Adverse Effect Upon Our Business And The Results Of Operations

We have identified a market opportunity for our taxi sharing service in the taxi market. Competitors may enter this segment of the taxi market with superior services, thus rendering our services obsolete and nullifying any competitive advantage we may enjoy. There may be traditional taxi providers, such as Uber, Lyft, Sidecar, Hailo, EasyTaxi, GrabTaxi, etc., that are better financed and may have long standing relationships with our primary potential end user consumers. There can be no guarantee that such pre-existing companies will not mimic our business model and taxi sharing services. This would infringe on our customer base and have an adverse affect upon our business and the results of our operations.

We May Suffer From Rapidly Changing Products, Services And Technologies

The consumer services' software industry is generally characterized by rapidly changing products, services and technologies that could result in the obsolescence or short life cycles of our taxi sharing services. These market characteristics are exacerbated by the changing nature of the consumer services' software business and the fact that in the near future many companies may introduce taxi sharing services similar to those offered by us. Accordingly, our ability to compete will depend upon our ability to continually enhance and improve our software applications and our taxi sharing services, and to provide new and innovative software applications and services. Competitors may develop services or technologies that render those of our Company obsolete or less marketable. In addition, our systems and services may not prove to be sufficiently reliable or robust in wide spread commercial application.

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If There Are Events Or Circumstances Affecting The Reliability And Security Of The Internet, Access To Our Websites And/Or The Ability To Safeguard Our Customer's Confidential Information Our Business Could Be Impaired Causing A Negative Effect On The Financial Results Of Our Operations

Despite the implementation of security measures, our website infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by customers, other Internet users, other connected Internet websites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of our customer's confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as "cracking" or "hacking." Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25% ($31,250), 50% ($62,500), 75% ($93,750) and 100% ($125,000), respectively, of the securities offered for sale by the Company.

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The Company currently has the following plans for the use of the net proceeds that we may receive from this offering. Offering scenarios are shown for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	If 25% of Shares Sold		If 50% of Shares Sold		If 75% of Shares Sold		If 100% of Shares Sold

GROSS PROCEEDS FROM THIS OFFERING		$31,250		$62,500		$93,750		$125,000

EXPENSES RELATED TO THIS OFFERING
Legal		$1,400		$1,400		$1,400		$1,400
Auditing		$4,000		$4,000		$4,000		$4,000
Third-party EDGAR services		$1,250		$1,250		$1,250		$1,250
Transfer Agent and certificate printing		$1,100		$1,100		$1,100		$1,100
U.S. Securities and Exchange Commission Registration Fee		$20		$20		$20		$20
TOTAL OFFERING EXPENSES		$7,770		$7,770		$7,770		$7,770
TOTAL REMAINING NET PROCEEDS		$23,480		$54,730		$85,980		$117,230

EXPENSES TO MAINTAIN OUR REPORTING STATUSFOR 12 MONTHS AFTER EFFECTIVE DATE
Annual auditing and quarterly reviews		$10,000		$10,000		$10,000		$10,000
Third-party EDGAR services		$2,400		$2,400		$2,400		$2,400
Third-party XBRL expenses		$3,500		$3,500		$3,500		$3,500
TOTAL REPORTING EXPENSES		$15,900		$15,900		$15,900		$15,900
TOTAL REMAINING NET PROCEEDS		$7,580		$38,830		$70,080		$101,330

EXPENSES TO DEVELOP, TEST, SUPPORT AND MARKET OUR WEBSITES AND SOFTWARE APPLICATIONS
Hire third-party web developers to develop our websites		$1,000		$6,000		$12,000		$18,000
Hire third party software developers to develop our software applications		$4,280		$25,530		$33,780		$42,030
Hire third parties to perform quality assurance testing and provide support services		$0		$5,000		$10,000		$15,000
Internet marketing		$0		$0		$12,000		$24,000
Internet		$1,800		$1,800		$1,800		$1,800
Telephone and miscellaneous office expenses		$500		$500		$500		$500
TOTAL DEVELOPMENT, TESTING, SUPPORTING AND MARKETING EXPENSES		$7,580		$38,830		$70,080		$101,330
TOTAL REMAINING NET PROCEEDS	$	nil	$	nil	$	nil	$	nil

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The actual costs may differ from our estimated figures. For our expected timeline for completion of our Plan of Operations, see page 44.

The proceeds received from this offering will not be used, fully or in part, to pay salary or make any other payment to the Company's sole officer and director, Mr. Thipjaroey. Our estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering are included in the $7,770 in expenses related to this offering as outlined above.

The U.S. Securities and Exchange Commission registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933, as amended,. The fee is $116.20 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00011620 ($125,000 x .00011620 = $14.53) and has been rounded up to $20 for the purpose of estimating our offering expenses.

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The above expenditures are defined as follows:

Expenses Related to this Offering: Fees paid to our attorney and independent auditors for preparation and filing documents required by the U.S. Securities and Exchange Commission with respect of this registration statement, and other State and Federal documents. Also, fees paid to third-party EDGAR services for filing said documents with the U.S. Securities and Exchange Commission and fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and the U.S. Securities and Exchange Commission registration fee described above.

Expenses to Maintain our Reporting Status for 12 Months after Effective Date: We expect to spend $10,000 annually for auditor's fees in respect of our annual audit and quarterly reviews. We expect to have annual costs related to EDGARization of $2,400 and XBRL mapping of $3,500.

For more detailed description of the expenditures described before, please refer to our Plan of Operations on page 44.

There is no assurance that we will be able to raise the entire amount of this offering. The chart on page  26 details how we will use the proceeds if we raise only 25% or 50% or 75% of this offering:

If less than 100% of this offering is sold, the Company will have to reduce both its development and marketing plans. In order to try to guarantee the success of the development of our business, in this situation we will prioritize spending based on our attempt to show investors the viability of the Company. Therefore, we will allocate the majority of the funds raised firstly in hiring third-party software developers to develop our software applications and secondly hiring third-party web developers to develop our websites, and if sufficient funds are available then we will investment in hiring third-parties to perform quality assurance testing, support services and Internet marketing.

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The Company would prioritize its expenditures in the following order regardless of the amount raised:

-

Hire third-party software developers to develop our mobile software applications and provide a tiered set of features and functionality, depending on funds available, sufficient to provide our services for both Android and iOS end users

-

Hire third-party web developers to develop our websites providing an appropriate level of features and style necessary to attract and convert potential end user customers into paying end user customers

-

Hire third-parties to perform quality assurance testing and support services to reduce the burden on our end users by providing a more quality service and responding in a timely manner to their questions and/or concerns

-	Internet marketing with an objective to publicize our new brand and services

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third-party has been consulted concerning the offering price for the shares or the fairness of the offering price for the shares. Among the factors considered by the Company were:

-	Our cash requirements;

-	The proceeds to be raised by the offering;

-	Our lack of operating history; and

-	The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, who is our sole officer and director.

Our common stock is not listed on a public exchange. We intend to apply for quotation on the Over-the-Counter Bulletin Board ("OTCBB"). We cannot provide any assurance or guarantee that the Company will ever achieve a listing on the OTCBB or obtain any listing at all. If we are unable to get a listing investors in our common stock would likely not be able to ever sell their stock.

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DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the Company's inception on April 24, 2015. The Company's sole officer and director paid $0.001 per share, a difference of $0.024 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders. The following tables compare the differences of your investment in our shares with the investment of our existing shareholders.

Existing Shareholder if 100% of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholder	$125,000
Net tangible book value per share after offering	$0.0089
Increase to present shareholders in net tangible book value per share after offering	$0.0081
Capital contributions	$125,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing shareholder	10,000,000
Percentage of ownership after offering	66.7%

	Purchasers of Shares in this Offering if:
	25% of the Shares are Sold	50% of the Shares are Sold	75% of the Shares are Sold	100% of the Shares are Sold

Price per share	$0.025	$0.025	$0.025	$0.025
Dilution per share	$0.22	$0.20	$0.18	$0.17
Capital contributions	$31,250	$62,500	$93,750	$125,000
Percentage of capital contributions	75.8	86.2%	90.4%	92.6%
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Percentage of ownership after offering	11.1%	20.0%	27.2%	33.3%

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PLAN OF DISTRIBUTION

Sharing Services, Inc. is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its Plan of Operations and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by the Company. All of these shares will be issued to business associates, friends, and family of the management of the Company. Our sole officer and director will personally contact prospected buyers via phone, fax and/or email.

The Company's common stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act of 1934, as amended, Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

As of the date of this prospectus 10,000,000 common shares are issued and outstanding. The Company is registering an additional of 5,000,000 shares of its common stock for possible sale at the price of $0.025 per share. There is no arrangement to address the possible effect of this offering on the price of the shares.

The Company will receive all proceeds from the sale of the shares. The price per share is fixed at $0.025. Prior to being quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the Company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quotation on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.025 for the duration of this offering.

The offering will conclude within twelve months from the original effective date of this prospectus. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who would receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered.

The Company intends to sell shares in Thailand and the United States. The Company has not identified the specific states in the United States where it will sell shares. However, the Company will comply with all securities laws in those states in the United States in which it sells shares.

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Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. The Company will be selling all the shares and will receive all proceeds from the sales of shares. The Company may not sell any shares under this offering until this registration statement is filed with the U.S. Securities and Exchange Commission is effective.

This is a self-underwritten ("best-efforts") offering. This prospectus is part of a registration statement that permits our sole officer and director, or any other officer and/or director of the Company who holds such position while this registration statement is effective, to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to him/them for any shares he/they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with/through or to a broker or dealer. Our sole officer and director, or any other officer and/or director of the Company who holds such position while this registration statement is effective, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the shares for sale on our behalf our officer and director, or any other officer and/or director of the Company who holds such position while this registration statement is effective, will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Our sole officer and director, or any other officer and/or director of the Company who holds such position while this registration statement is effective, will not register himself/themselves as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director, or any other officer and/or director of the Company who holds such position while this registration statement is effective, is and will not be subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and

2.

Our sole officer and director, or any other officer and/or director of the Company who holds such position while this registration statement is effective, will not be compensated in connection with his/their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our shares, and

3.

Our sole officer and director, or any other officer and/or director of the Company who holds such position while this registration statement is effective, is not and will not, nor will be at the time of his/their participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director, or any other officer and/or director of the Company who holds such position while this registration statement is effective, meets or will meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, in that he/they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in shares; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Securities Exchange Act of 1934, as amended, with regard to security transactions during the period of time when this registration statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to U.S. securities laws).

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DESCRIPTION OF SECURITIES TO BE REGISTERED

We have 10,000,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 200,000,000 shares of common stock, par value $0.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of shareholders. There is no cumulative voting in the election of directors.

The holders of our common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to shareholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Right

No holder of any shares of Sharing Services, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, if we are successful in selling all of the shares that we are offering, our sole officer and director will own approximately 66.7% of our outstanding shares. Mr. Thipjaroey will own a greater percentage of the outstanding shares if we sell less than all of the shares that we are offering. For example, if we sell 25% of the offered shares Mr. Thipjaroey will own approximately 88.9% of the outstanding shares after this offering is completed.

Terms of the Offering

The shares offered will be sold at the fixed price of $0.025 per share until the completion of this offering. There is no minimum amount of shares and/or subscription amount required per investor, and subscriptions for shares, once received, are irrevocable.

This shares being offered by this prospectus will be offered for a period not to exceed twelve months from the original effective date of this prospectus.

This offering has no minimum and, as such, we will be able to spend any of the proceeds we receive.

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Offering Proceeds

We will be selling all of the 5,000,000 shares of our common stock we are offering as a self-under-written offering. There is no minimum amount we are required to raise in this offering and any funds received will not be held in trust or in any escrow or similar account and will be immediately available to us.

Preferred Stock

Currently, there are no preferred shares authorized and the Company has no plans to authorize or create a class of preferred shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements, our financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Anti-Takeover Provisions

Shareholders' rights and related matters are governed by Nevada corporate law, our Articles of Incorporation and our Bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for shareholders to participate in a tender or exchange offer for our common stock and in so doing may diminish the market value of our common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our Bylaws provide that special meetings of shareholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

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STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, the Company will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company. Nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and this registration statement have been audited by PLS CPA, A Professional Corporation, located at Suite 210, 4725 Mercury Street, San Diego, California 92111 to the extent and for the period set forth in their report appearing elsewhere herein and in this registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Befumo & Schaeffer PLLC, located at P.O. Box 717, Culpeper, VA 22701, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Overview

Sharing Services, Inc. was incorporated by Mr. Thipjaroey, our sole officer and director, in the State of Nevada as a for-profit Company on April 24, 2015 and established April 30 as its fiscal year end. We are a development-stage company that intends to market and sell our planned taxi sharing service via our to-be-developed website. At this time we have not yet decided on a domain name for our website. Our corporate website will be located at http://www.sharingservicesinc.com.

We plan on developing mobile and desktop software applications so we can provide services to our end user customers enabling them to share the cost of a taxi. Our initial software applications will be for mobile devices (Android and iOS) and our initial target market will be end users who are at an airport and intend on going into the main city center serviced by that airport with a primary focus on travelers that arrive at an airport and need to get to their hotel and then return from that same destination hotel back to that same airport. Our top priority is to build a service that will make our end users' lives easier.

Initially, our mobile software applications will focus on providing a simple and efficient way for our end users to (1) enter their destination, (2) enter their departure time – in 15 minutes, in 30 minutes or now, (3) view the profile of and chat with potential ride share candidates to discuss a meeting place and rules of fare sharing – such as 50/50 equal sharing or 40/60 first out of the taxi sharing, and (4) to confirm and book the taxi share.

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Subsequent updates to our mobile software applications will be focused on adding feature enhancements while always improving the ease of use of our software applications as we believe this is key to end user adoption of our services. Intended feature enhancements include: (A) manually scheduling a taxi share while arranging travel plans; (B) connecting our software applications with third-party travel websites to allow our end users to schedule a taxi share based upon their travel itinerary; and (C) easily scheduling a return-to-airport-of-origin taxi share.

We plan on generating revenue through a booking confirmation fee that will be based upon the number of taxi shares and would expire at the end of one year from the date of activation. Our planned taxi share packages and the expected costs would be:

PLANNED PACKAGES	Single Share	10-Share Pack	25-Share Pack

PLANNED PRICE	$1.99	$14.99	$24.99

As of the date of this prospectus, we have not yet developed our software applications, systems and services. Furthermore, we have no end users, we have not yet contacted any possible software and website developers and we have not yet implemented our business model and we have generated no revenues.

The Company has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Our business office is located at 289 Moo 4, Nampong, Nampong, Khon Kaen 40310, Thailand, our telephone number is (775) 562-0587. Our U.S. and registered statutory office is located at Suite 400, 2360 Corporate Circle, Henderson, Nevada 89074, our telephone number is (775) 562-0587.

Regardless of the amount raised through this offering, if the Company does not have sufficient funds available our sole officer and director has committed, if he has sufficient personal funds available, to advance the Company up to $20,000 over the next twelve months, as and when required, to cover costs to maintain our reporting status with the U.S. Securities and Exchange Commission. There is no legally binding contract or agreement in place with Mr. Thipjaroey, as such funds expressed in and received from this discretionary oral commitment with our sole officer and director would be in the form of a non-secured loan with no interest and no fixed repayment date. Pursuant to Item 601(b)(10) of Regulation S-K the Company is providing a summary of this oral material agreement:

-	Type: oral, discretionary, non-binding, non-secured, interest free, no fixed repayment schedule and on a best-efforts basis;

-	Term: over the next twelve months, from the filing of this registration statement, as amended;

-	Repayment: no repayment terms, non-secured, interest free, no fixed repayment schedule;

-	Maximum amount of funds available: $20,000; and

-	Minimum amount of funds available: Nil, based upon our sole officer and director's available personal funds.

If we are unable to raise enough funds through this offering, the Company will have to try and seek additional capital through debt or equity financings.

As of the date of this filing, the Company has not entered into any agreement, arrangement or understanding with any third party company. Failure to raise sufficient funds from this offering will require the Company to cease operations.

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Market Opportunity and Value Proposition

-

Long lines for getting a taxi at an airport can be observed as a common situation. Our service, which will be provided to end users via our software applications, is intended to reduce these lines and waiting time by connecting people going in the same direction. It is often the case that people are travelling alone and taking a taxi alone, not being aware of the fact that there might be someone else taking the same route as they are. This is where we intend to step in – we intend to help people save money by sharing their taxi fare. In this era of a global economic crisis, saving money is of high importance to many – even business people.

-	Our taxi sharing service is intended to provide convenience to users – it's intended to be an easy and stress-free way to find someone to share a taxi ride with and to share the expense.

-	Another beneficial aspect of our service is the social aspect – it is intended to enable users to connect with other people and meet new friends.

-	It can be stated that taxi sharing is environmentally friendly since it's reducing the number of vehicles in use and thus reduces the emission of carbon dioxide.

Description of Our Business

Sharing Services, Inc. was incorporated by Mr. Thipjaroey, our sole officer and director, in the State of Nevada as a for-profit Company on April 24, 2015 and established April 30 as its fiscal year end. We are a development-stage company that intends to market and sell our planned taxi sharing service via our to-be-developed website. At this time we have not yet decided on a domain name for our website. Our corporate website will be located at http://www.sharingservicesinc.com.

We plan on developing mobile and desktop software applications so we can provide services to our end user customers enabling them to share the cost of a taxi. Our initial software applications will be for mobile devices (Android and iOS) and our initial target market will be end users who are at an airport and intend on going into the main city center serviced by that airport with a primary focus on travelers that arrive at an airport and need to get to their hotel and then return from that same destination hotel back to that same airport. Our top priority is to build a service that will make our end users' lives easier.

Initially, our mobile software applications will focus on providing a simple and efficient way for our end users to (1) enter their destination, (2) enter their departure time – in 15 minutes, in 30 minutes or now, (3) view the profile of and chat with potential ride share candidates to discuss a meeting place and rules of fare sharing – such as 50/50 equal sharing or 40/60 first out of the taxi sharing, and (4) to confirm and book the taxi share.

Subsequent updates to our mobile software applications will be focused on adding feature enhancements while always improving the ease of use of our software applications as we believe this is key to end user adoption of our services. Intended feature enhancements include: (A) manually scheduling a taxi share while arranging travel plans; (B) connecting our software applications with third-party travel websites to allow our end users to schedule a taxi share based upon their travel itinerary; and (C) easily scheduling a return-to-airport-of-origin taxi share.

We plan on generating revenue through a booking confirmation fee that will be based upon the number of taxi shares and would expire at the end of one year from the date of activation. Our planned taxi share packages and the expected costs would be:

PLANNED PACKAGES	Single Share	10-Share Pack	25-Share Pack

PLANNED PRICE	$1.99	$14.99	$24.99

As of the date of this prospectus, we have not yet developed our software applications, systems and services. Furthermore, we have no end users, we have not yet contacted any possible software and website developers and we have not yet implemented our business model and we have generated no revenues.

Due to the nature of our business services, we believe that we can offer our services internationally, however we intend to target the following markets initially: the United States; Canada; and Western Europe.

Our sole officer and director resides in Thailand and as such does not intend to travel to negotiate with individuals and companies in respect of developing and marketing our services. These communications will be dealt with via email, telephone and via the Internet, using services such as Skype. After we are able to successfully implement our Plan of Operations and start generating sufficient revenues, we intend to hire an American president to run our day-to-day operations from the United States, but as our founding officer Mr. Thipjaroey will remain as the company's Chief Executive Officer.

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Development Plan

The Company intends to hire third-party web developers to develop our websites and third-party software developers to develop our software applications. Our sole officer and director has the vision for our software applications and the services they will perform/provide to/for end user consumers. Upon securing sufficient funds from our offering, our sole officer and director will attempt to find adequate third-party development resources to develop our website and our software applications.

Our development plan includes the following key items:

-	Corporate website located at www.sharingservicesinc.com
-	Taxi sharing services' website (At this time we have not yet decided on a domain name for this website.)
-	Develop Android software application (for smartphones and tablets)
-	Develop iOS software application (for iPhones and iPads)
-	Localization (translations of taxi sharing services' website and software applications) from our native English into:

o	German
o	French
o	Italian
o	Spanish

For a detailed timeline of our development plan, please refer to our Plan of Operations on page 48.

Marketing Plan

Our taxi sharing services are primarily planned to be marketed to end user consumers from our website. We also intend to advertise our taxi sharing services in inflight magazines, on travel related websites and in the social media (Twitter, Facebook, etc.) In addition to this we have identified potential key marketing partners that could benefit our marketing efforts.

Our marketing campaign is planned to start after the successful development of our website and software applications. We expect to start our initial Internet marketing campaign around month 7 after we have raised enough funds to start implementing our Plan of Operations and have software applications available for use by end user consumers. We have not yet finalized all aspects of our marketing plan but below we outline some marketing opportunities and methods we have identified.

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Our inflight magazine marketing plan may include one or more of the following publications:

-	United Airlines Hemispheres
-	Delta Airlines Sky
-	Southwest Airlines Spirit
-	US Airways Magazine
-	American Airlines American Way and NEXOS
-	Air Canada enRoute
-	Westjet UP!

Potential key marketing partners may include one or more of the following:

-

Taxi associations –Taxi associations could benefit from our taxi sharing service as it could potentially bring more customers to them. By using our software applications taxi drivers could monitor potential customers nearby and connect with these customers before they find another taxi.

-	Airline Companies – Airline companies could recommend our taxi sharing service to their customers; and in return, we could provide them with advertising space in our software applications.

-

Airports – We could provide free Wi-Fi hotspots at airports where people could use our software applications to find travelling companions as soon as they get off a plane, without the need to connect using their mobile data plan on their mobile device.

-

Hotels – Hotels could recommend our taxi sharing service to their customers who are arriving by plane to connect these customers with other people customers also coming to their hotel; and in return, we could provide them with advertising space in our software applications.

We have not yet contacted, researched or secured any kind of agreement and/or contract with any in-flight magazine or travel related website or with any social media marketing consultant(s).

Key to our future success will be our taking advantage of successful customer relationships with our end user consumers in order to market virally through these end user consumers to their network of friends, family and co-workers. This form of viral marketing is considered low-cost yet it can be extremely successful in driving new end users consumers to our taxi sharing service.

We intend to provide our end user consumers with technical support, which will try to resolve their issues as soon as possible.

We intend to reach out to our end user consumers through social media channels and try to increase our level of engagement with them to show them that we are listening to them and want to hear from them.

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We believe that listening to end user consumers' needs is of crucial importance for creating user-friendly software applications that people would like to use and would be willing to recommend to their friends, family and co-workers. We intend to constantly improve our software applications based on the feedback from our end user consumers. Thus we intend to build a strong connection full of trust with our end user consumers who will know that their opinion matters.

The general audiences we intend to target are airport passengers, who are looking for a way to decrease the cost of taking a taxi to their destination, more specifically:

-	Young travelers who might have financial benefits since our taxi sharing service will offer them a cost efficient way of getting to their destination.

-	Airline passengers using low-cost airlines since they seem more open to finding inexpensive ways of transportation.

-	Economy class passengers who also might be willing to share the taxi fare and save a reasonable amount of money.

Competition

We believe that our taxi sharing services would be beneficial for a great number of end user consumers, ranging from the frequent flyer to the once-a-year vacationer. We consider our service model innovative and we have no knowledge of any other service similar to the one we intend to offer.

The vast majority of taxi software applications currently available on the market offer only the service of finding a taxi, not sharing one. The most popular taxi software applications are: Uber, Lyft, Sidecar, Hailo, EasyTaxi and GrabTaxi.

-	Uber

Uber is a ridesharing service which connects riders and drivers via their smartphone applications. A user first sets up a pick up location, requests a ride, waits for a driver to accept, and then enters a desired location. The payment is handled through Uber, and not to the driver directly. Fares are charged automatically to the rider's credit card.

As far as the choice of vehicles is concerned, Uber offers UberTaxi, UberBlack, UberSUV and UberLUX. In 2012, Uber launched UberX program that hires qualified drivers with acceptable cars. This service offers everyday cars which are significantly cheaper than a taxi. Uber has also launched UberPOOL which enables riders who request a ride along a similar route to share a ride and split the fare. If the match is found, both users get a discounted fare.

Uber's software applications are available for free on the Apple App Store, Google Play Store and Windows Phone Store.

Uber is available in 58 countries and more than 300 cities worldwide. Website: uber.com.

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-	Lyft

Lyft is a share transit system which connects riders with drivers. It offers riders three ways to ride: Lyft, Lyft Line and Lyft Plus. With Lyft a rider requests a pickup and gets connected with a driver within minutes. A rider will see a photo of the driver so as to recognize him/her upon arrival (Lyft cars are marked by pink moustaches.) When the ride is finished, the Lyft software application charges the rider's credit card. Lyft Line connects the rider to another rider on their route and riders pay a discounted price. Lyft Plus is meant for larger groups (up to six riders), or if a rider needs extra space.

As far as safety is concerned, riders are insured with Lyft's insurance protection plan. Drivers undergo thorough background checks; cars must be model year 2000 or newer; riders and drivers rate each other thus maintaining a level of high quality (if a driver's average falls under 4.6 out of 5, they are no longer available.)

Lyft's software applications are available for free on the Apple App Store and Google Play Store.

Lyft operates in about 65 U.S. cities, including San Francisco, Los Angeles, and New York City, with plans to expand domestically and internationally. Website: lyft.com

-	Sidecar

Sidecar connects drivers in their own cars with people nearby for safe affordable rides. Riders can choose a ride based on a vehicle, price and estimated time of arrival using their smartphone. Riders can also share a ride with another person going the same way and cut the cost. Riders can also pick their favorite driver and add them to their favorites list. Payments are automatically made through the software application to a rider's credit card.

As far as the safety is concerned, all drivers go through security check, all rides are GPS tracked, every ride is insured, and all vehicles must be model year 2000 or later. Sidecar is currently available in 10 U.S. cities.

Sidecar's software applications are available for free on the Apple App Store and Google Play Store.

Website: side.cr.

-	Hailo

Hailo is a platform that matches taxi drivers or fully licensed drivers and riders through Hailo's software applications. There are different types of vehicles depending on location; for example in England, the most common one is Black Cab, and in New York, Yellow Cab. Payments are automatically made through the software application to a rider's credit card.

Hailo is available in London, Manchester, Liverpool, Leeds, Ireland, Madrid, Barcelona, Tokyo, Osaka, Singapore, New York and Toronto.

Hailo's software applications are available for free on the Apple App Store and Google Play Store.

Website: hailoapp.com.

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-	EasyTaxi

EasyTaxi is a taxi booking software application which connects riders and drivers. Riders only need to open the software application, press the call taxi button and the software application automatically finds the nearest taxi based upon the rider's location. The rider is also able to see the driver's phone number and car model. Riders can track their taxi in real-time to see when it is close. Each driver is thoroughly screened and trained and only taxi drivers with modern cars are accepted.

It is currently available in 27 countries and more than 120 cities.

EasyTaxi's software applications are available for free on the Apple App Store and Google Play Store. Their application is free in most of countries apart from Thailand and the Philippines.

Website: easytaxi.com.

-	GrabTaxi

GrabTaxi is a smartphone booking platform for the taxi industry in Southeast Asia. The software application auto-detects a rider's current location and gives them the estimated metered fare to their planned destination. It contacts nearby drivers and the rider can watch the driver in real time as he/she approaches them.

Once a rider's booking is confirmed, they can see their driver's details (name, mobile number, vehicle registration number and photo). All drivers are licensed and all taxi rides are traceable.

GrabTaxi's software applications are available for free on the Apple App Store, Google Play Store and BlackBerry World.

It is available in 14 cities in Malaysia, Philippines, Thailand, Singapore, Vietnam and Indonesia.

Website: grabtaxi.com.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark and copyright protection in the U.S. and possibly in other markets of our future intellectual property and our to-be-developed services.

Where we deem necessary and prudent, we intend to assert our rights in and to our trademarks and copyrighted materials to protect our future intellectual property, including concepts. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, where we deem necessary and prudent we intend to assert our future intellectual property rights against any infringer. Assertion of our rights can result in a substantial cost to and diversion of effort by our Company and management believes that protecting our future intellectual property rights through legal channels is a step that must not be taken lightly as it could materially adversely affect our results of operations and our business.

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Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the taxi sharing services industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, the Company has no permanent staff other than its sole officer and director, Mr. Thipjaroey, who is the president, secretary, treasurer, chief financial officer, sole director and chairman of the board of directors of the Company. Mr. Thipjaroey is employed elsewhere and has the flexibility to work on our business up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Once the Company begins development of our business, our sole officer and director will be responsible to source third-parties to develop our websites, our software applications and the subsequent marketing of our services.

ENVIRONMENTAL LAWS

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the U.S. Securities and Exchange. Such reports, proxy statements and other information along with this registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the U.S. Securities and Exchange at prescribed rates. You may call the U.S. Securities and Exchange at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the U.S. Securities and Exchange, you may also obtain this information by visiting the U.S. Securities and Exchange's Internet website at http://www.sec.gov.

REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the U.S. Securities and Exchange under section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended, (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room or visiting the SEC's Internet website (see "Available Information" above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Securities Exchange Act of 1934, as amended.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

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FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our shareholders on an annual basis; as prepared by an Independent Certified Public Accountant.

SHARING SERVICES, INC.

INDEX TO FINANCIAL STATEMENTS

From Inception on April 24, 2015 Through April 30, 2015

F-1

PLS CPA, A Professional Corp.

t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Sharing Services, Inc.

We have audited the accompanying balance sheet of Sharing Services, Inc. (the "Company") as of April 30, 2015, and the related statements of operation, stockholders' equity, and cash flows for the period from April 24, 2015 (inception) to April 30, 2015. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sharing Services, Inc. as of April 30, 2015, and the results of its operation and its cash flows for the period from April 24, 2015 (inception) to April 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

June 11, 2015

San Diego, CA. 92111

F-2

SHARING SERVICES, INC.
BALANCE SHEET

April 30, 2015
(Audited)
ASSETS
CURRENT ASSETS
Cash	$7,773
Prepaid expenses	89

TOTAL ASSETS	$7,862

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$-

TOTAL LIABILITIES	$-

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
Authorized 200,000,000 shares of common stock, $0.001 par value, Issued and outstanding 10,000,000 shares as of April 30, 2015	$10,000
Accumulated Deficit	(2,138)

TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$7,862

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$7,862

The accompanying notes are an integral part of these financial statements.

F-3

SHARING SERVICES, INC.
STATEMENT OF OPERATIONS

From April 24, 2015 (Inception) to April 30, 2015
(Audited)

REVENUE	$-

EXPENSES
Business service fees	$499
Incorporation expense	325
License and permit fees	200
Telephone expense	(5)
Trust account management fees	1,000
Webhosting expense	119

TOTAL EXPENSES	(2,138)

NET LOSS	$(2,138)

BASIC NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements.

F-4

SHARING SERVICES, INC.
STATEMENT OF CASH FLOWS

From April 24, 2015 (Inception) to April 30, 2015
(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$(2,138)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in Prepaid expense	(89)

NET CASH USED IN OPERATING ACTIVITIES	(2,227)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000

NET INCREASE (DECREASE) IN CASH	7,773

CASH, BEGINNING OF PERIOD	-

CASH, ENDING OF PERIOD	$7,773

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH ACTIVITIES;
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-5

SHARING SERVICES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Deficit Accumulated During the
	Shares	Amount	Development Stage	Total

Balance, April 24, 2015 (date of inception)	-	$-	$-	$-

Common stock issued for cash at $0.001 per share on April 24, 2015	10,000,000	10,000	-	10,000

Net loss for the period ended April 30, 2015	-	-	(2,138)	(2,138)

Balance, April 30, 2015	10,000,000	$10,000	$(2,138)	$7,862

The accompanying notes are an integral part of these financial statements.

F-6

Sharing Services, Inc.

Notes To The Audited Financial Statements

April 30, 2015

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Organization

Sharing Services, Inc. was incorporated in the State of Nevada as a for-profit Company on April 24, 2015 and established a fiscal year end of April 30. The Company is a development-stage company that intends to market and sell its planned taxi sharing service via its intended website.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet as of April 30, 2015, which has been derived from the Company's audited financial statements as of that date has been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and are included in the Company's S-1 registration statement filing with the United States Securities and Exchange Commission. In the opinion of management, such financial information includes all adjustments considered necessary for a fair presentation of the Company's financial position at such date and the operating results and cash flows for the period.

Comprehensive Loss

"Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of April 30, 2015, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. As of April 30, 2015, the Company had cash and cash equivalents of $7,773.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

F-7

Sharing Services, Inc.

Notes To The Audited Financial Statements

April 30, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern" ("ASU 2014-15"). ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. The Company does not anticipate that the adoption of ASU 2014-15 will have a material impact on its financial statements.

In June 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-10,

"Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation," ("ASU 2014-10"). ASU 2014-10 removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders' equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company has elected to adopt ASU 2014-10 effective with this registration statement on Form S-1 and its adoption resulted in the removal of previously required development stage disclosures.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-8

Sharing Services, Inc.

Notes To The Audited Financial Statements

April 30, 2015

NOTE 3 – GOING CONCERN

To date the Company has generated no revenues from its business operations and has an accumulated deficit of $2,138. As of April 30, 2015, the Company had a working capital surplus of $7,862. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of April 30, 2015, the Company has funded initial expenses through the sale of common shares of the Company to the sole director and President of the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – CAPITAL STOCK

The Company has authorized 200,000,000 common shares with a par value of $0.001 per share and the Company's capitalization is 10,000,000 common shares. No preferred shares have been authorized or issued.

As of April 30, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation.

On April 24, 2015, the Company issued 10,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $10,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of April 30, 2015, the Company has no related party transactions.

NOTE 6 – INCOME TAXES

Income taxes are provided in accordance with ASC 740 Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax asset and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal Income tax.

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

F-9

Sharing Services, Inc.

Notes To The Audited Financial Statements

April 30, 2015

NOTE 6 – INCOME TAXES (continued)

April 24, 2015 (Inception) to April 30, 2015
Income tax expense at statutory rate	$(727)
Valuation allowance	727
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

April 30, 2015
NOL carryover	$727
Valuation allowance	(727)
Net deferred tax asset	$-

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued and determined there are no reportable subsequent events.

F-10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of this registration statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

The Company believes that the sale of the 25% of the offered shares herein would allow us to keep our reporting status current with the U.S. Securities and Exchange Commission, implement a limited version of our Plan of Operations (see table below) and start generating interest from possible end user consumers for our services. If we are able to only sell 25% of the shares offered, because of the limited budget, the president would need to perform most of the tasks. The closest the actual sales are, to the 25% sale scenario, the more work from the president would be required and therefore we would be able to hire only some help from third-party consultants. The closest the actual sales are to the 100% sale scenario, the more work from third-party consultants would be performed.

More funds available would allow us to develop a more professional website and consequently offer a more effective service. Even though we believe we may be able to develop our business if we sell only 25% of the shares offered herein, our website and services would not be as attractive to end user consumers. This would reflect negatively on our sales and revenues.

After we have raised enough funds to start this Plan of Operations, we plan on accomplishing the following steps in the following timeframe:

Steps to Our Plan of Operations	Months (Commencing After Sufficient Funding is in Place)
	1	2	3	4	5	6	7	8	9	10	11	12
Hire third-party web developers to develop our websites	x	x	x	x	x	x	x	x	x	x	x	x
Hire third party software developers to develop our applications	x	x	x	x	x	x	x	x	x	x	x	x
Hire third parties to perform quality assurance testing and provide support services **				x	x	x	x	x	x	x	x	x
Internet marketing ***							x	x	x	x	x	x
Internet	x	x	x	x	x	x	x	x	x	x	x	x
Telephone and miscellaneous office expenses	x	x	x	x	x	x	x	x	x	x	x	x

______________

* Estimated implementation schedule for our Plan of Operations is based upon sufficient funding being in place, sufficient funding meaning we sell at least 25% of the shares in our offering.

** Only if we sell at least 50% of the shares in our offering will we initiate hiring third-parties to perform quality assurance testing and provide support services.

*** Only if we sell at least 75% of the shares in our offering will we initiate Internet marketing.

Each of the above milestones, once initiated, require ongoing work and are expected to continue into our 2nd and subsequent years. The following anticipated completion dates for sufficient operations of our websites and software applications are based upon the assumption that we will sell at least 25% of the shares in our offering. On this basis, we expect that:

-	we will release a version of our websites within 6-months of commencing development of our websites; and

-	we will release a version of our mobile applications for Android and iOS within 9-months of commencing development of our software applications.

If we sell at least 50% of the shares in our offering we will initiate hiring third-party quality assurance testing and support services, which we expect will provide better resources thereby helping us to release our websites and software applications in the aforementioned time frames.

If we sell at least 75% of the shares in our offering we will initiate Internet marketing activities, which we expect will provide the necessary activities required to generate some level of interest in our software applications.

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The table below shows our estimated use of funds and descriptions of our Plan of Operations in the 25%, 50%, 75% and 100% sales scenarios:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$31,250	$62,500	$93,750	$125,000

EXPENSES RELATED TO THIS OFFERING
Legal	$1,400	$1,400	$1,400	$1,400
Auditing	$4,000	$4,000	$4,000	$4,000
Third-party EDGAR services	$1,250	$1,250	$1,250	$1,250
Transfer Agent and certificate printing	$1,100	$1,100	$1,100	$1,100
U.S. Securities and Exchange Commission Registration Fee	$20	$20	$20	$20
TOTAL	$7,770	$7,770	$7,770	$7,770

EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE
Auditing/reviews	$10,000	$10,000	$10,000	$10,000
Third-party EDGAR services	$2,400	$2,400	$2,400	$2,400
Third-party XBRL expenses	$3,500	$3,500	$3,500	$3,500
TOTAL	$15,900	$15,900	$15,900	$15,900

NET PROCEEDS FROM THIS OFFERING	$7,580	$38,830	$70,080	$101,330
Hire third-party web developers to develop our websites	$1,000	$6,000	$12,000	$18,000
Hire third party software developers to develop our applications	$4,280	$25,530	$33,780	$42,030
Hire third parties to perform quality assurance testing and provide support services	$0	$5,000	$10,000	$15,000
Internet marketing	$0	$0	$12,000	$24,000
Internet	1,800	$1,800	$1,800	$1,800
Telephone and miscellaneous office expenses	$500	$500	$500	$500

Hire third-party web developers to develop our websites: We plan on hiring suitable third-party web developers to develop our websites. Our sole officer and director will be responsible for carefully finding suitable third-party web developers, according to our budget and he would oversee all the steps of the design and development.

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Hire third party software developers to develop our applications: We plan on hiring suitable third-party software developers to develop our software applications. Our sole officer and director will be responsible for carefully finding suitable third-party software developers, according to our budget and he would oversee all the steps of the design and development.

Hire third parties to perform quality assurance testing and provide support services: We plan on hiring suitable third-party quality assurance testers to test our software applications. Our sole officer and director will be responsible for carefully finding suitable third-party quality assurance testers, according to our budget and he would oversee all the steps of the testing and subsequent reporting back to our website developers and/or software application developers. This quality assurance testing process will also include early adopters of our software applications and other end user consumers of our taxi sharing service who can report issues/problems to our support system.

Internet marketing: After we have our websites and software applications working and available on the Google Play Store and/or the Apple App Store, we plan on starting our marketing campaign, which is primarily an Internet marketing campaign. For more detail on our marketing efforts, see our Marketing Plan on page 38. Our sole officer and director will be responsible for carefully finding suitable marketing opportunities, according to our budget and he would oversee all the steps of our Marketing Plan.

Internet: We plan on using Amazon Elastic Compute Cloud and Amazon CloudFront to host and deliver our website and software applications to our end user consumers and prospective end user consumers. Amazon Elastic Compute Cloud ("Amazon EC2") is a web service that provides resizable compute capacity. It is designed to make web-scale cloud computing easier for us and provides us with complete control of our computing resources and lets us run on Amazon's proven computing environment. Amazon EC2 allows us to quickly scale capacity, both up and down, as our computing requirements change. With Amazon EC2, we pay only for capacity that we actually use. Amazon EC2 provides us the tools to build failure resilient applications and isolate ourselves from common failure scenarios. Amazon CloudFront is a content delivery web service, which integrates with Amazon EC2 to give us an easy way to distribute content to end users with low latency, high data transfer speeds, and no minimum usage commitments.

Telephone and miscellaneous office expenses: Our telephone and miscellaneous office expense budget is nominal and will mostly be comprised of our current telephone service and future telephone services with Skype.

Results of Operations

For the period from inception through April 30, 2015, we had no revenues. Expenses for the period totaled $2,138 resulting in a net loss of $2,138. The majority of expenses incurred to date are associated with incorporation costs of the Company.

Capital Resources and Liquidity

As of April 30, 2015 we had $7,773 in cash, with liabilities of $nil.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status with the U.S. Securities and Exchange Commission for 12 months once this registration becomes effective.

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The Company is presenting this offering in order to raise capital. The company will fail if funds are not either raised in this offering or by loans, either from our sole officer and director or from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity financings.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status with the U.S. Securities and Exchange Commission.

Regardless of the amount raised through this offering, if the Company does not have sufficient funds available our sole officer and director has committed, if he has sufficient personal funds available, to advance the Company up to $20,000 over the next twelve months, as and when required, to cover costs to maintain our reporting status with the U.S. Securities and Exchange Commission. There is no legally binding contract or agreement in place with Mr. Thipjaroey, as such funds expressed in and received from this discretionary oral commitment with our sole officer and director would be in the form of a non-secured loan with no interest and no fixed repayment date. Pursuant to Item 601(b)(10) of Regulation S-K the Company is providing a summary of this oral material agreement:

-	Type: oral, discretionary, non-binding, non-secured, interest free, no fixed repayment schedule and on a best-efforts basis;

-	Term: over the next twelve months, from the filing of this registration statement, as amended;

-	Repayment: no repayment terms, non-secured, interest free, no fixed repayment schedule;

-	Maximum amount of funds available: $20,000; and

-	Minimum amount of funds available: Nil, based upon our sole officer and director's available personal funds.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, the Company would likely have to pay additional costs associated with high risk loans and be subject to above market interest rates. At such time these debt financing instruments would be available, management would evaluate the terms of such. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching the development of any further service offerings nor the purchase or sale of any significant equipment. We also do not expect any additions to the number of employees.

Should the Company fail to raise capital through this offering and Mr. Thipjaroey is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised. As the Company does not currently have enough cash to fund its Plan of Operations and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issued restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering and if there were any related debt there is no assurance that any of the Company's creditors would accept restricted shares from the Company in exchange for the debt. The Company's currently has no debts.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

47

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating or compensation committees. The Company's current Audit Committee consists of our sole officer and director.

The name, address, age and position of our current sole officer and director is set forth below:

Name	Age	Position(s)

Natthpong Thipjaroey 289 Moo 4, Nampong, Nampong, Khon Kaen 40310 Thailand	24	President, Secretary, Treasurer Chief Financial Officer Sole Director and Chairman of the Board of Directors.

Mr. Thipjaroey has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our shareholders.

Natthapong Thipjaroey

Mr. Thipjaroey (born 22 August 1991) graduated from Sarapit Chang Technical College located in Rayong, Thailand in May 2013. His field of study was Education and Engineering.

Since his graduation, Mr. Thipjaroey has held junior positions with (i) Mitsubishi Motors (Thailand) Co., Ltd. (July 2013 to October 2013), (ii) Relax Therapy (November 2013 to December 2014), (iii) Family Mart (December 2014 to January 2015), and (iv) Datapro Computer Systems Co., Ltd. (February 2015 to present).

It is Mr. Thipjaroey's vision that the Company develop a taxi sharing application.  The Company believes that with his experiences as an end user of many of today's popular websites and mobile software applications that he can lead the Company through the software application development phase and through and into launching of the Company's services and subsequent marketing of the Company's services.

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Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Thipjaproey's other business interests and his involvement in the Company. Mr. Thipjaproey has other outside business activities in his home country of Thailand. He is currently devoting about 15 hours per week to the Company's affairs.

EXECUTIVE COMPENSATION

The Company has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. Because the sole officer is also the sole director, he may set his own compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our sole officer for all services rendered in all capacities to us for the period from inception (April 24, 2015) through April 30, 2015.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Natthapong Thipjaroey President	2015	$0	$0	$0	$0	$0	$0	$0	$0

We did not pay any salaries in 2015. We do not anticipate beginning to pay salaries until our operations generate sufficient cash flows. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock options that have not vested, and equity incentive plan awards for each our sole officer as of April 30, 2015.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested

Natthapong Thipjaroey	-	-	-	$0	-	-	-	-	-

There were no grants of stock options since inception to the date of this prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our board of directors has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board of directors or a committee appointed by the board (the "Committee"). The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. The Company may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding common shares for that purpose.

Stock Awards Plan

The Company has not adopted a stock awards plan, but may do so in the future. The terms of any such plan have not yet been determined.

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Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception (April 24, 2015) through April 30, 2015.

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Natthapong Thipjaroey	$0	$0	$0	$0	$0	$0	$0

At this time, the Company has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Natthapong Thipjaroey 289 Moo 4, Nampong, Nampong Khon Kaen 40310, Thailand	10,000,000	100%	66.7%	72.7%	80.0%	88.9%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	66.7%	72.7%	80.0%	88.9%

______________

[1] The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Thipjaroey is the only "promoter" of our Company.

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Our sole officer and director will continue to own the majority of our common shares after the offering, regardless of the number of shares sold. Since he will continue to control the Company after the offering, investors will be unable to change the course of direction of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common shares are subject to outstanding options, warrants, or securities convertible into common shares.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the Securities Exchange Act of 1934, as amended. As the Company currently has only one shareholder who is the company's sole director no value would be gained on increasing the number of directors on our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 24, 2015, we issued a total of 10,000,000 shares of common stock to Mr. Thipjaroey, our sole officer and director, for total cash consideration of $10,000. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES

Our sole officer and director is indemnified as provided by the Nevada Statutes and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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PART II – INFORMATION NOT REQUIRED IN THIS PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of this offering, all of which are to be paid by the Company, are as follows:

EXPENSES RELATED TO THIS OFFERING
Legal	$1,400.00
Auditing	$4,000.00
Third-party EDGAR Services	$1,250.00
Transfer Agent and certificate printing	$1,100.00
U.S. Securities and Exchange Commission Registration Fee	$14.53
TOTAL*	$7,764.53

_____________

*All amounts are estimates other than the U.S. Security and Exchange Commission's registration fee. The Company is paying all expenses of this offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the U.S. Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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RECENT SALES OF UNREGISTERED SECURITIES

Sharing Services, Inc. is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001. The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Prior to the date of this offering, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Prior to the date of this offering, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On April 24, 2015, we issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

3.1	Articles of Incorporation, previously filed on Form S-1, June 29.
3.2	Bylaws , previously filed on Form S-1, June 29.
5	Opinion re legality, previously filed on Form S-1, June 29.
23.1	Consent of experts, previously filed on Form S-1/A Amendment No. 2., August 19
23.2	Consent of counsel, previously filed on Form S-1, June 29.

Description of Exhibits

Exhibit 3.1

Articles of Incorporation of Sharing Services, Inc., dated April 24, 2015, previously filed on Form S-1, June 29, 2015.

Exhibit 3.2

Bylaws of Sharing Services, Inc. approved and adopted on April 25, 2015, previously filed on Form S-1, June 29.

Exhibit 5

Opinion of Befumo & Schaeffer PLLC dated June 29, 2015, regarding the legality of the securities being registered, previously filed on Form S-1, June 29.

Exhibit 23.1

Consent of PLS CPA, A Professional Corporation, dated August 18, 2015, regarding the use in this Registration Statement of their report of the auditors and financial statements of Sharing Services, Inc. for the period ending April 30, 2015, previously filed on Form S-1/A Amendment No. 2., August 19.

Exhibit 23.2

Consent of Befumo & Schaeffer PLLC, dated June 29, 2015, regarding the use in this Registration Statement of their opinion regarding the legality of the securities being registered (see Exhibit 5 above),previously filed on Form S-1, June 29.

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nampong, province of Nampong, Thailand on this  24th day of August, 2015.

SHARING SERVICES, INC.

By:	/s/ Natthapong Thipjaroey
Natthapong Thipjaroey
President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

August 24, 2015	By:	/s/ Natthapong Thipjaroey
Natthapong Thipjaroey
President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

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